                                                                    EXHIBIT 4.45

                                AMENDMENT NO. 2
                         TO THIRD AMENDED AND RESTATED
                      JANUARY 1999 STOCKHOLDERS' AGREEMENT


  AMENDMENT NO. 2 (this "Amendment") dated as of August 1, 2001 by and among the
                         ---------
parties set forth on the signature pages of this Amendment.

          Section 1. Definitions. Except as otherwise defined in this Amendment,
                     -----------
terms defined in the Third Amended and Restated January 1999 Stockholders' Agreement dated as of March 10, 2000 (as from time to time amended, the "Agreement") are used herein as defined therein.
 ---------

          Section 2. Amendments. The Company has requested the Original
                     ----------
Stockholders and the M/C Stockholders to amend the Agreement in certain respects, and the Original Stockholders and the M/C Stockholders are willing to so amend the Agreement, all on the terms and conditions set forth herein. Accordingly, the parties hereto hereby agree that effective as of the date hereof, the Agreement shall be amended as follows:

          A. Board of Directors Size. The reference to "fourteen (14)" relating
             -----------------------
     to the authorized size of the Board of Directors in Section 2.1(a), as amended, is deleted and replaced with a reference to "fifteen (15)".

          B. Non-Employee Directors. The reference to "eight (8)" relating to
             ----------------------
     the number of non-employee directors in Section 2.1(g), as amended, is deleted and replaced with a reference to "nine (9)".

          C. General. Any references to the Agreement after the date first set
             -------
     forth above (including but not limited to references in the Agreement to "this Agreement" (including indirect references such as "hereunder", "hereby", "herein" and "hereof")) shall be deemed to be references to the Agreement as amended hereby. For purposes of Section 5.1 of the Agreement, "the date of this Agreement" shall continue to be March 10, 2000.

          Section 3. Miscellaneous. Except as herein provided, the Agreement
                     -------------
shall remain unchanged and continue in full force and effect. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. This Amendment shall be governed by, and construed in accordance with, the law of the State of Delaware (excluding the choice-of-law rules thereof). The headings of the sections and subsections of this Amendment have been inserted for convenience only and shall not be deemed to be a part of this Amendment.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

McLEODUSA INCORPORATED


By:
   ------------------------------
   Name:
   Title:



--------------------------------            --------------------------------
Clark E. McLeod                             Mary E. McLeod


M/C INVESTORS L.L.C.



By
   ------------------------------
   Name:  Peter H.O. Claudy
   Title:  Manager


MEDIA/COMMUNICATIONS PARTNERS III LIMITED PARTNERSHIP

By:  M/C III L.L.C., its General Partner



By:
   ------------------------------
   Name:  Peter H.O. Claudy
   Title:  Manager



ALLIANT ENERGY CORPORATION


By
   ------------------------------
   Name:  James E. Hoffman
   Title:

ALLIANT ENERGY FOUNDATION, INC.


By:
   ------------------------------
   Name:  Edward M. Gleason
   Title:  Treasurer


ALLIANT ENERGY INVESTMENTS, INC.


By:
   ------------------------------
   Name:  James E. Hoffman
   Title:  President, Alliant Energy Resources


HEARTLAND PROPERTIES, INC.


By
   ------------------------------
   Name:  Henry Wertheimer
   Title:  Vice President/Treasurer


LNT COMMUNICATIONS LLC
By:  Alliant Energy Resources, Inc., its sole member


By:
   ------------------------------
   Name:  James E. Hoffman
   Title:  President                        Gail G. Lumpkin Trust Dated 12/14/85


                                            BY:
---------------------------------               ------------------------------
Richard A. Lumpkin                              Richard A. Lumpkin, Trustee


The two trusts created under the        The two trusts created under the
Mary Green Lumpkin Gallo Trust          Richard Adamson Lumpkin Grandchildren's
Agreement dated December 29, 1989,      Trust dated September 5, 1980, one for
one for the benefit of each of:         the benefit of each of:

  Benjamin Iverson Lumpkin                Benjamin Iverson Lumpkin
  Elizabeth Arabella Lumpkin              Elizabeth Arabella Lumpkin


United States Trust Company             United States Trust Company
of New York, Trustee                    of New York, Trustee

By:                                     By:
   ------------------------------          ------------------------------
   Name:  Loraine B. Tsavaris              Name:  Loraine B. Tsavaris
   Title:  Managing Director               Title:  Managing Director



The trust established by Richard        The two 1990 Personal Income Trusts
Adamson Lumpkin under the Trust         established by Richard A. Lumpkin,
Agreement dated February 6, 1970,       dated April 20, 1990, one for the
for the benefit of Richard Anthony      benefit of each of:
Lumpkin.

                                           Benjamin Iverson Lumpkin
                                           Elizabeth Arabella Lumpkin


United States Trust Company
of New York, Trustee
                                        -----------------------------------
                                        David R. Hodgman, Trustee


By:
   ---------------------------------
       Name:  Loraine B. Tsavaris
        Title:  Managing Director       -----------------------------------
                                        Steven L. Grissom, Trustee


ALLIANT ENERGY RESOURCES, INC.


By:
   --------------------------------
   Name:
        ---------------------------
   Title:
        ---------------------------


MARSHALL & ILSLEY TRUST COMPANY,
As Nominee and Escrow Agent for Alliant
Energy Resources, Inc.


By:
   --------------------------------
   Name:
        ---------------------------
   Title:
        ---------------------------